BINGHAM McCUTCHEN LLP
                               150 FEDERAL STREET
                        BOSTON, MASSACHUSETTS 02110-1726


                                October 25, 2007


Pioneer Independence Fund
60 State Street
Boston, Massachusetts  02109

Ladies and Gentlemen:

     We have acted as counsel to Pioneer Independence Fund, a Delaware statutory trust (the "Trust"), on behalf of its series, Pioneer Independence Fund (the "Acquiring Fund"), in connection with Post Effective Amendment No. 1 to the Trust's Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about October 25, 2007 (the "Registration Statement"), with respect to the Acquiring Fund's Class A, Class B, Class C and Class Y shares of beneficial interest (the "Shares") to be issued in exchange for the assets of Pioneer Growth Shares, a series of Pioneer Growth Shares, a Delaware statutory trust, as described in the Registration Statement (the "Reorganization"). You have requested that we deliver this opinion to you in connection with the Trust's filing of the Registration Statement.

     In connection with the furnishing of this opinion, we have examined the following documents:

          (a) a certificate of the Secretary of the State of Delaware as to the existence of the Trust;

          (b) a copy, certified by the Secretary of the State of Delaware, of the Trust's Certificate of Trust dated December 8, 1997 filed with the Secretary of State (the "Certificate of Trust");

          (c) a certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Trust's Agreement and Declaration of Trust (the "Declaration"), the Trust's By-Laws (the "By-Laws"), and the resolutions adopted by the Trustees of the Trust at a meeting held on July 10, 2007, authorizing the Reorganization and the issuance of the Shares on behalf of the Acquiring Fund (the "Resolutions");

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Pioneer Independence Fund
October 25, 2007
Page 2

          (d) a printer's proof, received on October 25, 2007, of the Registration Statement; and

          (e) a copy of the Agreement and Plan of Reorganization to be entered into by the Acquiring Fund in the form included as Appendix A to the draft Registration Statement referred to in paragraph (d) above (the "Agreement and Plan of Reorganization").

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the printer's proof referred to in paragraph (d) above, and that the Agreement and Plan of Reorganization will be duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in paragraph (e) above. We have also assumed for the purposes of this opinion that the Declaration, the Certificate of Trust, the Resolutions and the Agreement and Plan of Reorganization will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

         This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

         This opinion is limited solely to the Delaware Statutory Trust Act (which for this purpose includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction. In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

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Pioneer Independence Fund
October 25, 2007
Page 3

     Our opinion below, as it relates to the nonassessability of the shares of the Trust, is qualified to the extent that any shareholder is, was or may become a named Trustee of the Trust. It is also qualified to the extent that, pursuant to Article VIII, Section 2 of the Declaration of Trust, the Trustees have the power to cause shareholders, or shareholders of a particular series, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing share ownership (or by both means).

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Declaration and the Resolutions and for the consideration described in the Agreement and Plan of Reorganization, will be validly issued, fully paid and nonassessable.

     This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ BINGHAM McCUTCHEN LLP

                                            BINGHAM McCUTCHEN LLP